Exhibit 99.1

Company Contact:
Michael Selsman
Public Communications Co.
ms@publiccommunications.biz
310-553-5732

NEAH POWER SYSTEMS ISSUES WHITE PAPER FOR ENERGY STORAGE USING UNIQUE SILICON ARCHITECTURE

Bothell, WA., August 04, 2009 – NEAH Power Systems, Inc., (OTCBB: NPWZ) www.neahpower.com, the company developing fuel cells for the military and portable electronic devices, announced today that it has issued a white paper titled “Energy Storage Solutions Using Silicon – Based Fuel Cells” which looks at energy storage solutions for stationary applications in a renewable energy economy.  This whitepaper can be downloaded at www.neahpower.com.

“The quest for renewable energy production affects every country on the planet,” noted Dr. Chris D’Couto, Neah CEO. “Fuel cells and other storage technologies are integral pieces of smart, safe, and clean alternative sources of power.  This white paper presents a position on the future of energy storage solutions. The patent-protected Neah technology has some unique capabilities in cost and scale that would allow us to uniquely serve, what we believe, is a large market.”

 About NEAH Power

NEAH Power Systems, Inc. (NPWZ) is developing long-lasting, efficient and safe power solutions for the military and for portable electronic devices. NEAH uses a unique, patented, silicon-based design for its micro fuel cells that enable higher power densities, lower cost and compact form-factors. The company’s micro fuel cell system can run in aerobic and anaerobic modes.  Neah believes this IP-protected technology can also be used for energy storage and load leveling applications.

Further company information can be found at www.neahpower.com.

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See Neah Power System’s Form 10-KSB for the fiscal year ended September 30, 2008 for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future